UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On June 28, 2010, United Therapeutics Corporation (the “Company”) amended its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to a total of 245,000,000 shares.  The amendment became effective by filing a Certificate of Amendment with the State of Delaware on June 28, 2010 following shareholder approval, as discussed further below under Item 5.07.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 28, 2010, the Company held its 2010 annual meeting of shareholders.  The final voting results for the meeting are as follows:

1.               The Company’s shareholders elected the following nominees as Class II directors, to serve three-year terms expiring at the 2013 annual meeting of shareholders, by the vote set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Christopher Causey	32,919,381	14,157,549	2,657,828
Richard Giltner	36,963,445	10,113,485	2,657,828
R. Paul Gray	32,920,250	14,156,680	2,657,828

2.               The Company’s shareholders approved an amendment to its Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to a total of 245,000,000 shares, by the vote set forth below:

Votes for:	34,368,768
Votes against:	15,356,909
Abstentions:	9,081
Broker non-votes:	—

3.               The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010, by the vote set forth below:

Votes for:	47,425,673
Votes against:	2,304,514
Abstentions:	4,569
Broker non-votes:	—

Item 9.01.  Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of United Therapeutics Corporation, dated June 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 28, 2010	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of United Therapeutics Corporation, dated June 28, 2010